UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On July 11, 2005, DreamWorks Animation SKG, Inc. (the “Company”) issued a press release announcing an update to its guidance for its fiscal quarter ending June 30, 2005 and its full year 2005 results. The Company also announced that certain of its principal shareholders had informed the Company that they will not proceed at this time with a proposed $500 million secondary offering. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In the press release referred to in Item 7.01 above, the Company also announced that it has received a request from the staff of the Securities and Exchange Commission and is voluntarily complying with an informal inquiry concerning trading in its securities and the disclosure of its financial results on May 10, 2005. The Company stated in the press release that it intends to cooperate fully with the inquiry.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits:

Exhibit No.	Description
99.1	Press release, dated July 11, 2005, entitled “DreamWorks Animation Announces Withdrawal of Secondary Offering and Updates 2005 Guidance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: July 12, 2005	By:	/s/ KRISTINA M. LESLIE
Kristina M. Leslie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 11, 2005, entitled “DreamWorks Animation Announces Withdrawal of Secondary Offering and Updates 2005 Guidance”